Exhibit 99.1
For More Information Contact:
Biogen Idec Media Contact:
Tim Hunt, Vice President
Public Affairs
(617) 914-6524
Investment Community Contact:
Elizabeth Woo, Vice President
Investor Relations
(617) 679-2812
BIOGEN IDEC ANNOUNCES MANAGEMENT CHANGE
Cambridge, MA (June 29, 2007) — Biogen Idec (NASDAQ: BIIB) announced today that Peter Kellogg, Executive Vice President, Finance & Chief Financial Officer (CFO) will leave the organization to become CFO at Merck & Co., Inc.
“I want to thank Peter for his seven years of distinguished service to the organization,” stated James C. Mullen, Biogen Idec’s President and Chief Executive Officer. “Peter is a world-class financial executive who helped Biogen Idec grow our core therapeutic areas, execute several significant deals, and expand our global footprint. We wish him all the best with his new assignment at Merck.”
Mr. Kellogg will leave Biogen Idec on August 10. The Company will announce its plans regarding the CFO position over the next several weeks.
About Biogen Idec
Biogen Idec creates new standards of care in therapeutic areas with high unmet medical needs. Founded in 1978, Biogen Idec is a global leader in the discovery, development, manufacturing, and commercialization of innovative therapies. Patients in more than 90 countries benefit from Biogen Idec’s significant products that address diseases such as lymphoma, multiple sclerosis, and rheumatoid arthritis. For product labeling, press releases and additional information about the company, please visit www.biogenidec.com.
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